UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2008

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20928	76-0274813
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 309, Houston, Texas	77027
(Address of principal executive offices)	(Zip code)

(713) 623-0801

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 23, 2008, VAALCO Energy, Inc. (the “Company”) and Nanes Delorme Partners I LP, Nanes Balkany Partners LLC, Nanes Balkany Management LLC, Julien Balkany, and Daryl Nanes (collectively, the “Nanes Parties”) entered into an agreement (the “Agreement”) to resolve the proxy contest related to the Company’s 2008 Annual Meeting of Stockholders (the “Annual Meeting”).

Under the terms of the Agreement, the Company’s Board of Directors will promptly commence a process to add a new, independent director who will be selected from the financial services community, with expertise in the private equity, venture capital or hedge fund sectors. The Board’s Nominating and Governance Committee, which is comprised solely of independent directors, will oversee the selection process. In making its decision, the Nominating and Governance Committee will take into account the candidates’ overall qualifications, experience and background.

In addition, the Company’s Board of Directors has agreed to separate the roles of Chief Financial Officer and President in connection with the hiring of a new CFO. W. Russell Scheirman will continue to serve as the Company’s President, and the Company will undertake to hire a new Chief Financial Officer. Additionally, the Company’s Board of Directors will recommend and submit a resolution for approval by its stockholders at the 2009 Annual Meeting of Stockholders to declassify the Board and to institute the annual election of all directors. If approved, the first of such annual elections would take place in 2010. As previously announced on May 21, 2008, the Company’s Board of Directors has decided to submit the Company’s stockholder rights plan for ratification at the Company’s 2009 Annual Meeting of Stockholders. If stockholders do not ratify the rights plan, the rights plan will be terminated.

By the terms of the Agreement, the Company and the Nanes Parties shall stipulate to the voluntary dismissal with prejudice of all claims between each other in the action entitled “VAALCO Energy, Inc. v. Nanes Delorme Partners I LP, Nanes Balkany Partners LLC, Nanes Balkany Management LLC, Julien Balkany, Daryl Nanes and Pilatus Energy, S.A.” pending in the United States District Court for the Southern District of Texas. The Nanes Parties have agreed to cease soliciting proxies in connection with the Company’s 2008 Annual Meeting and to vote their shares in support of all of the Company’s director nominees. In addition, the Nanes Parties agreed to certain standstill provisions for a three year period.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Settlement Agreement by and between VAALCO Energy, Inc. and Nanes Delorme Partners I LP, Nanes Balkany Partners LLC, Nanes Balkany Management LLC, Julien Balkany, and Daryl Nanes, dated as of May 23, 2008.

99.1	Press Release dated May 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VAALCO ENERGY, INC.

Date: May 28, 2008
	By:	/s/ Robert L. Gerry III
	Name:	Robert L. Gerry III
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Settlement Agreement by and between VAALCO Energy, Inc. and Nanes Delorme Partners I LP, Nanes Balkany Partners LLC, Nanes Balkany Management LLC, Julien Balkany, and Daryl Nanes, dated as of May 23, 2008.

99.1	Press Release dated May 23, 2008.

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